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                    ADDITIONAL EARNINGS PER SHARE INFORMATION

                      Kelly Services, Inc. and Subsidiaries



Details of the common shares used to compute earnings per share are as follows in thousands except per share items:

                                                        FISCAL YEAR ENDED
                                                -------------------------------
                                                Dec. 29,    Dec. 31,   Jan. 1,
                                                  1996        1995       1995
                                                --------    --------   --------
Weighted average shares outstanding               38,043      37,993     37,956

Adjustment for dilutive shares from stock
  options under the treasury stock method:
    Shares assumed issued                            590         637        431

    Less - Shares assumed repurchased                442         502        364
                                                 --------   ---------   --------

      Additional shares assumed outstanding          148         135         67
                                                 --------   ---------   --------

Applicable shares as adjusted                     38,191      38,128     38,023
                                                 ========   =========   ========


Net earnings                                     $73,009     $69,491    $61,057
                                                 ========    ========   ========

Earnings per common share                          $1.91       $1.82      $1.61
                                                   =====       =====      =====

Percent dilution of earnings per share              0.4%        0.4%       0.2%
                                                    ====        ====       ====

This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
